Exhibit 10.4

AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENTS

    THIS AMENDMENT to RESTRICTED STOCK UNIT AGREEMENTS (the “Amendment”) is made and entered into as of May 5, 2022, (the "Amendment Date") by and between AMN Healthcare Services, Inc. a Delaware corporation, (the “Company”) and Jeffrey Knudson (“Grantee”).

W I T N E S S E T H:

    WHEREAS, on November 2, 2021, Company granted Grantee restricted stock units (“RSU1") under the AMN Healthcare 2017 Equity Plan (the "Plan") and the RSU1 Restricted Stock Unit Agreement (“RSU1 Agreement”);

    WHEREAS, on January 15, 2022, Company granted Grantee restricted stock units (“RSU2") under the Plan and the RSU2 Restricted Stock Unit Agreement (“RSU2 Agreement”);

    WHEREAS, on January 15, 2022, Company granted Grantee performance restricted stock units (“PSU1") under the Plan and the PSU1 Performance Restricted Stock Unit Agreement (Adjusted EBITDA Growth Rate) (“PSU1 Agreement”);

    WHEREAS, on January 15, 2022, Company granted Grantee performance restricted stock units (“PSU2") under the Plan and the PSU2 Performance Restricted Stock Unit Agreement (Total Shareholder Return) (“PSU2 Agreement” and together with three above referenced stock unit agreements, the “Agreements”); and

    WHEREAS, the parties wish to now hereby amend the terms and conditions of the attached Agreements.

    NOW, THEREFORE, in accordance with Section 15 of each Agreement and in consideration of the mutual covenants set forth in this Amendment and in the Agreements, effective as of the Amendment Date, Company and Grantee agree as follows:

    1.    Accelerated Vesting Upon Qualifying Termination. A new Section 6(f) is hereby inserted into each Agreement as follows.

For each of the RSU1 Agreement and RSU2 Agreement:
(f) For purposes of this Agreement, a “Qualifying Termination” shall mean that either of the following events occurred outside of the Protection Period and before the Settlement Date: (i) the Company’s termination of the Grantee’s Service without Cause (other than due to death or Disability) or (ii) the Grantee’s termination of his Service with Good Reason at a time when the Grantee could not have been terminated for Cause. Upon any Qualifying Termination, all of the then outstanding unvested RSUs shall become immediately vested and settled in accordance with Section 4.

For the PSU1 Agreement:
(f) For purposes of this Agreement, a “Qualifying Termination” shall mean that either of the following events occurred outside of the Protection Period: (i) the Company’s termination of the Grantee’s Service without Cause (other than due to death or Disability) or (ii) the Grantee’s termination of his Service with Good Reason at a time when the Grantee could not have been terminated for Cause. Upon any Qualifying Termination occurring before the end of the Performance Period, all of the then outstanding unvested

Actual PRSUs shall be vested and settled in accordance with Section 4. Upon any Qualifying Termination occurring on or after the end of the Performance Period and before the Settlement Date, all of the then outstanding Actual PRSUs shall become immediately vested and settled in accordance with Section 4.

For the PSU2 Agreement:
(f) For purposes of this Agreement, a “Qualifying Termination” shall mean that either of the following events occurred outside of the Protection Period: (i) the Company’s termination of the Grantee’s Service without Cause (other than due to death or Disability) or (ii) the Grantee’s termination of his Service with Good Reason at a time when the Grantee could not have been terminated for Cause. Upon any Qualifying Termination occurring before the end of the Performance Period, all of the then outstanding unvested target number of PRSUs shall become immediately vested (with any PRSUs in excess of the target number of PRSUs being then forfeited) and settled in accordance with Section 4. Upon any Qualifying Termination occurring on or after the end of the Performance Period and before the Settlement Date, all of the then outstanding PRSUs that were earned based on actual performance in accordance with the Vesting Table shall become immediately vested and settled in accordance with Section 4.

    2.    Acknowledgements. This Amendment is to be read and construed with the applicable Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all other remaining provisions, terms and conditions of the Agreements shall remain in full force and effect as is. Grantee understands and agrees that the Company will not be responsible for any adverse or unexpected tax consequences imposed by Code Section 409A or any other law or regulation and that Grantee will be solely responsible for any tax liability imposed on Grantee as a result of this Amendment.
    3.    Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the applicable Agreement or Plan.

    4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

    5.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned have signed this Amendment as of the Amendment Date.

                            AMN HEALTHCARE SERVICES, INC.

                            By: /s/ Susan Salka
                            Name:     Susan Salka
                            Title: Chief Executive Officer

                            Jeffrey Knudson

                            By: /s/ Jeffrey Knudson
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